Exhibit 16

                    SCOTTSDALE ATRIUM PROFESSIONAL BUILDING
                           14300 N. NORTHSIGHT BLVD.
                                   SUITE 107
                              SCOTTSDALE, AZ 85260

                                                              PH: (602) 266-2646
CLANCY AND CO., P.L.L.C                                      FAX: (602) 224-9496
CERTIFIED PUBLIC ACCOUNTANTS                                 www.clancyandco.com
AND CONSULTANTS ----------------------------------------------------------------




January 12, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Sirs/Madam:

We have read the statements about our firm included in Item 4.01 in the Form 8-K dated January 5, 2007, for MB Software Corporation and are in agreement with the statements contained therein as they relate to our firm.

Very truly yours,

/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C.